UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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LINCOLNWAY ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

_____________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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January 18, 2008

Dear Member:

You are cordially invited to the annual meeting of the members of Lincolnway Energy, LLC, which will be held at Gates Hall, 825 15th Street, Nevada, Iowa, on Monday, February 18, 2008, at 6:30 p.m.

The following documents are being provided to you along with this letter:

1.	Notice of Annual Meeting of Members
2.	Proxy Statement
3.	Ballot
4.	2007 Annual Report
5.	Financial Report
6.	A return envelope

There are two items on the ballot for the meeting. One item is the election of directors. There are four candidates for the three director positions that need to be filled at the meeting. The other item on the ballot is the ratification of the selection of McGladrey & Pullen, LLP as Lincolnway Energy, LLC's independent auditor for the fiscal year ending September 30, 2008.

It is important that your units be represented and voted at the meeting. The Directors therefore urge you to review the materials being provided to you, and then complete, sign and date your ballot and promptly return it in the enclosed envelope. This will also help ensure a quorum at the meeting and may save Lincolnway Energy, LLC the expenses and extra work of additional solicitation. If you attend the meeting and want to change your vote, you will be able to obtain a new ballot at the meeting. You also can, however, wait to vote by ballot at the meeting.

On behalf of the Directors, I would like to thank you for your continued interest in the affairs of Lincolnway Energy, LLC, and we look forward to seeing you at the meeting.

Sincerely,

/s/ William Couser
William Couser, Chairman

LINCOLNWAY ENERGY, LLC

NOTICE OF ANNUAL MEETING OF MEMBERS
February 18, 2008

To the Members:

You are cordially invited to the annual meeting of the members of Lincolnway Energy, LLC that will be held at Gates Hall, 825 15th Street, Nevada, Iowa, on Monday, February 18, 2008 at 6:30 p.m. for the following purposes:

1.	To elect three directors;

2.	To ratify the selection of McGladrey & Pullen, LLP as Lincolnway Energy, LLC's independent auditor for the fiscal year ending September 30, 2008; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only members of record on January 18, 2008, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.

Whether or not you expect to attend the meeting, the Directors urge you to please promptly complete, sign and date your ballot, and return the ballot in the enclosed envelope. This will help ensure a quorum at the meeting, and may save Lincolnway Energy, LLC the expenses and extra work of additional solicitation. If you attend the meeting and want to change your vote, you will be able to do so if you notify the chairperson or the secretary of the meeting at any time before the vote of the members is taken at the meeting. You will then be provided with another ballot to complete and deliver at the meeting. You also can, however, wait to vote by ballot at the meeting.

The accompanying Proxy Statement describes in more detail the matters to be voted upon at the meeting.

A copy of the 2007 Annual Report, which includes financial statements, is also enclosed.

By Order of the Directors,

/s/ Timothy Fevold
Timothy Fevold, Secretary

Nevada, Iowa
January 18, 2008

LINCOLNWAY ENERGY, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201

PROXY STATEMENT FOR ANNUAL MEETING OF MEMBERS
TO BE HELD ON FEBRUARY 18, 2008

GENERAL INFORMATION

This Proxy Statement is being provided by Lincolnway Energy, LLC ("Lincolnway Energy") in connection with the annual meeting of the members which will be held on February 18, 2008, at 6:30 p.m., at Gates Hall, 825 15th Street, Nevada, Iowa, and any adjournment or postponement thereof (the "Meeting").

If a ballot is properly completed and timely returned, the units it represents will be voted at the Meeting in accordance with the specifications provided in the ballot. If a member returns the ballot to Lincolnway Energy prior to the Meeting, but attends the Meeting and wants to change the member's vote, the member may do so if the member notifies the chairperson or the secretary of the Meeting at any time before the vote of the members is taken at the Meeting. The member will then be provided with another ballot to complete and deliver at the Meeting.

This Proxy Statement and the accompanying ballot were first mailed to members on or around January 18, 2008. The cost of the preparation, distribution and handling of this Proxy Statement and the ballots will be borne by Lincolnway Energy.

The ballot is solicited on behalf of the Directors of Lincolnway Energy.

VOTING SECURITIES

Only members of record as of the close of business on January 18, 2008 are entitled to notice of, and to vote at, the Meeting.

Lincolnway Energy's authorized units consists of a single class of units, with no par value ("Units"). There were 42,049 Units outstanding on January 18, 2008. Those Units were held by 971 different members. Each member has one vote for each Unit held by the member.

The members holding at least twenty-five percent (25%) of the outstanding Units will constitute a quorum of the members for the Meeting. A member attending the Meeting will be counted for purposes of establishing a quorum for the Meeting. A member voting by a proxy, or by a ballot which is properly completed and timely returned to Lincolnway Energy prior to the Meeting, will also be deemed present at the Meeting and counted for purposes of establishing a quorum for the Meeting. In order for a ballot to be timely returned, the ballot must be received at the principal office of Lincolnway Energy by no later than 3:00 p.m. on February 18, 2008.

If a quorum is present or represented at the Meeting, the vote of a plurality of the Units which are voted on the election of the directors will be the act of the members on that matter. A plurality vote means that the three nominees who receive the highest number of votes will be elected to fill the three director positions.

If a quorum is present or represented at the Meeting, the vote of the members holding at least a majority of the Units which are represented at the Meeting (in person or by proxy or ballot) will be the act of the members with respect to the ratification of the selection of Lincolnway Energy's independent auditors.

Votes withheld and abstentions and broker non-votes represented at the Meeting will be counted for quorum purposes, but will not be counted as votes cast for or against any of the matters to be voted upon at the Meeting.

Lincolnway Energy's Amended and Restated Operating Agreement provides that voting by the members may be taken by written ballot if authorized by the Directors. The Directors have authorized the use of a ballot for the Meeting, and a ballot is being provided to you along with this Proxy Statement.

Lincolnway Energy will tabulate the results of the voting by the ballots which are returned before and at the Meeting, and will announce those results at the conclusion of the Meeting. If you return your ballot to Lincolnway Energy prior to the Meeting, but you attend the Meeting and want to change your vote, you will be permitted to do so if you notify the chairperson or the secretary of the Meeting at any time before the vote of the members is taken at the Meeting. You will then be provided with another ballot to complete and deliver at the Meeting. The vote of the members at the Meeting will be taken by a ballot in the same form being provided along with this proxy statement.

No member proposals will be able to be made or acted upon at the Meeting, and no member action will otherwise be able to be taken at the Meeting, other than the vote on the election of three directors and the ratification of the selection of Lincolnway Energy's independent auditors as described in this proxy statement.

ELECTION OF DIRECTORS

Lincolnway Energy has nine directors. Each director is elected to a three year term and until his or her successor is elected and qualified. The terms of the directors are staggered, so that the term of three directors expire in one year, three expire the next year, and three expire the following year. The staggering of the terms of the directors was commenced at the annual meeting of the members which was held on March 27, 2006, at which meeting three directors were elected to a one year term, three directors were elected to a two year term, and three directors were elected to a three year term.

The term of three directors will expire at the Meeting, so one of the purposes of the Meeting is to elect three directors for Lincolnway Energy. The directors who are elected at the meeting will each serve a three term and until their successor is elected and qualified. The nominees for those director positions are identified below.

Lincolnway Energy has three processes by which an individual can be nominated for election as a director. Those processes are set out in Section 4.3 of the Amended and Restated Operating Agreement of Lincolnway Energy.

One of those processes requires nominations from the Directors, because Section 4.3 of the Amended and Restated Operating Agreement provides that the Directors, or a nominating committee established by the Directors, shall prepare a list of nominees for each director position to be filled at the next annual meeting of the members. Lincolnway Energy has a nominating committee, and the nominating committee, with the unanimous approval of the Directors, has nominated three individuals for election as a director at the Meeting.

Another process authorized by Section 4.3 of the Amended and Restated Operating Agreement is that the Directors may, pursuant to an agreement with any person, permit the person to designate a nominee or nominees for election as a director. The only agreement that grants that right to another person is Lincolnway Energy's Amended and Restated Grain Handling Agreement with Heart of Iowa Cooperative. Under that agreement, Heart of Iowa Cooperative may designate one individual for election as a director of Lincolnway Energy if a prior designee of Heart of Iowa Cooperative is not then serving as a director. Heart of Iowa Cooperative does not currently have a prior designee serving as a director, and Heart of Iowa Cooperative has designated Bob Finch as a nominee for election as a director.

The other process provided for in Section 4.3 of the Amended and Restated Operating Agreement allows any member or members owning at least five percent of the outstanding Units to nominate any individual for election as a director by submitting a written nomination petition to Lincolnway Energy within the time period provided for in Section 4.3. The nominee must also provide Lincolnway Energy with the nominee statement contemplated by Section 4.3. No nominees were nominated pursuant to the member nomination process.

No nominations for any director position may be made from the floor at any meeting of the members.

The Directors anticipate that all nominees will be able to serve, if elected, but if any nominee is unable to serve at the time of election, any vote for that nominee will not be counted and will not be cast for any other nominee.

There are three director positions to be filled, and there are four nominees to fill those three positions. You cannot vote for more than three of the nominees. If you do, your vote on the election of directors will not be counted, and you will be deemed to have withheld voting for any of the nominees. You can vote for less than three nominees. In that case, your vote for the nominee or two nominees designated by you will be counted, and you will be deemed to have withheld voting for all of the other nominees. If you return a ballot but you do not vote for any of the nominees, you will be deemed to have withheld voting for any of the nominees. You will in each case still be deemed present for purposes of establishing a quorum for the Meeting.

There must be at least twenty-five percent of the outstanding Units represented at the Meeting (in person or by proxy or ballot) in order for there to be a quorum for the Meeting. If a quorum is present or represented at the Meeting, the vote of a plurality of the Units which are voted on the election of the directors will be the act of the members on that matter. A plurality vote means that the three nominees who receive the highest number of votes will be elected to fill the three director positions.

Directors Continuing In Office After the Meeting.

The following paragraphs provide some information regarding the Directors whose term extends beyond the date of the Meeting.

William Couser. Mr. Couser has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members which will be held in 2009. Mr. Couser has been the chairman of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. He also served as the interim president and CEO of Lincolnway Energy from May, 2004 until July 13, 2005. Mr. Couser has been self-employed as a farmer since 1977. His farming operations include row crops and cattle. Mr. Couser is 53.

Terrill Wycoff. Mr. Wycoff has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members which will be held in 2009. Mr. Wycoff has also served as the treasurer of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. Mr. Wycoff has been employed by First National Bank, Ames, Iowa for approximately 46 years, and currently serves as the executive vice president of First National Bank. He is also a member of the board of directors of First National Bank. Mr. Wycoff is 65.

Rick Vaughan. Mr. Vaughan has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members which will be held in 2009. Mr. Vaughan has been the General Manager of Prairie Land Cooperative since February 1995. Mr. Vaughan is 48.

James Hill. Mr. Hill has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members which will be held in 2010. Mr. Hill has been self-employed as a farmer since 1972. He has also served as an advisory council member for Farm Credit Services of America since approximately 1994. Mr. Hill is 62.

Kurt Olson. Mr. Olson has been a director of Lincolnway Energy since July 27, 2007, and his current term as a director will end at the annual meeting of the members which will be held in 2010. Mr. Olson managed commercial real estate and central Iowa farmland while serving as an executive director of Litchfield Realty Company from 1987 to 2003. He also served as the president of Litchfield Realty Company and its subsidiary, AgServ Company. The business of AgServ Company included a grain elevator, an agronomy supplier, a feed manufacturer and a soybean seed processor. Mr. Olson started a company called FarmLand Real Estate and Management, LC in 1995 to market crop insurance and manage farmland, and he purchased the business in 2003. Mr. Olson is 51.

Richard Johnson. Mr. Johnson has been a director of Lincolnway Energy since July 27, 2007, and his current term as a director will end at the annual meeting of the members which will be held in 2010. Mr. Johnson has been a self-employed certified public accountant since 2003. He has served since 2006 as a director of a bank holding company, Ogden Bancshares, and as a director of one of its subsidiaries, Vision Bank of Iowa. He also has served as a director of EMC National Life Insurance Company (EMCNL) since 2003 and has been a director and treasurer of Petroleum Marketers Management Insurance Company (PMMIC) since 2000. Mr. Johnson serves as a member of the audit committee of Ogden Bancshares and is chairman of the audit committees for EMCNL and PMMIC. He also served as the elected auditor of the State of Iowa from 1979 to 2003. Mr. Johnson completed a six year term on December 31, 2006 as a trustee of the Financial Accounting Foundation which is the board that oversees and provides board member selection and funding of the national Accounting Standards Boards. Mr. Johnson has served as a member of the Iowa Accountancy Examining Board since January 2003 where he is currently vice chairman and a member of the disciplinary committee. The Accountancy Board licenses and regulates certified public accountants and accounting practitioners in the State of Iowa. Mr. Johnson is 72.

The three other Directors are up for re-election, and similar information regarding those Directors is provided in "Nominees of the Nominating Committee of the Directors" below.

Nominees for Director.

The term of three directors will expire at the Meeting, so three directors need to be elected at the Meeting. The individuals who are elected to those three director positions will each serve until the annual meeting of the members which will be held in 2011 and until their successors are elected and qualified. There are four nominees for those three director positions, and the following paragraphs provide some information regarding those nominees.

Nominees of the Nominating Committee of the Directors.

The nominating committee of the Directors, with the unanimous approval of the Directors, has nominated three individuals for election as a director at the Meeting. The following paragraphs provide some information regarding those nominees. The nominees are presented in alphabetical order in the following paragraphs. The Directors recommend the election of those three nominees.

Brian Conrad. Mr. Conrad has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the Meeting. Mr. Conrad serves on the Finance and Audit Committee of Lincolnway Energy.

Mr. Conrad has been employed with John Deere Credit since 1988. He has held various positions with John Deere Credit, including Division Credit Manager and Division Sales Manager. His current position is Business Development Manager for the Western U.S. with John Deere Wind Energy. In that capacity, Mr. Conrad has responsibility for working with wind developers and negotiating the acquisition of wind projects. Mr. Conrad attends and sometimes presents at renewable energy conferences across the Western U.S.

Mr. Conrad was instrumental in the co-development and acquisition of the first wind farm built to provide electricity to an ethanol plant.

Mr. Conrad received a degree in Economics and Business Administration from Graceland University in 1983 and a Masters in Business Administration from Drake University in 1992. Mr. Conrad is 46.

Timothy Fevold. Mr. Fevold has been a director of Lincolnway Energy and the secretary of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the Meeting.

Mr. Fevold has been employed by Hertz Farm Management, Inc. since 1982. He is an Accredited Farm Manager and a licensed real estate broker. Mr. Fevold belongs to, and is the past president of, the Rotary Club of Nevada and the Nevada Chamber of Commerce. He is a graduate of the Leadership Nevada program. He is also the past chairman of the Story County Planning & Zoning Commission.

Mr. Fevold was born and raised on a grain and livestock farm in central Iowa. He graduated from Iowa State University in 1982 with a B.S. degree in agricultural business. He is married and has two sons. Mr. Fevold is 47.

Jeff Taylor. Mr. Taylor has been a director and the vice president/vice chairman of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the Meeting.

Mr. Taylor has participated in many different roles in the development of Lincolnway Energy, including creation of the original business plan, chairing the equity drive, and interviewing and hiring the project manager and current president, Rick Brehm. He also attended the BBI International Fuel Ethanol Workshop & Trade Show in 2004, and the National Ethanol Conferences in 2005 and 2006.

Mr. Taylor has farmed actively with his family for over 20 years. He is currently the fifth generation to be farming the family farms. The farming operation has historically been heavily weighted in livestock production, which included a farrow to finish hog operation. Mr. Taylor is currently active in farming approximately 2,000 acres of row crop corn and soybeans.

Mr. Taylor served on the Heart of Iowa Cooperative Board from 2000-2005, the last two years, serving as Vice Chairman. During his time on the Board, he completed Board and Executive Board training and received certification from the Iowa Institute of Cooperatives.

Mr. Taylor received a BS degree in Farm Operations & Agricultural Studies from Iowa State University in 1989. Mr. Taylor is 41.

Heart of Iowa Cooperative Designee.

Heart of Iowa Cooperative has designated Bob Finch as a nominee for election as a director pursuant to the right given to Heart of Iowa Cooperative to designate one individual for election as a director under the Amended and Restated Grain Handling Agreement between Heart of Iowa Cooperative and Lincolnway Energy. The following paragraphs provide some information regarding Mr. Finch.

Bob Finch. Mr. Finch has been an associate director (non-voting) of Lincolnway Energy since June of 2007.

He has been self-employed as a farmer since 1974.

Mr. Finch has been on the Heart of Iowa Coop Board since 2000, serving as President since 2005. Mr. Finch has served on the Story County Iowa State Extension Council since 2003. He has been the Past National Chairman and Regional Representative for the American Simmental Association for the last nine years. Mr. Finch has served on the USDA sponsored American Simmental International Committee since 2002. He is also currently serving on the Westory Fire Board and a trustee for Washington Township.

Other past boards: Iowa Simmental Association, Board President; Iowa Beef Breeds Council, President and served on Executive Committee.

Mr. Finch has served on various budget committees, facilities and building committees and hiring committees. Mr. Finch is 53.

Director Independence.

The Directors have determined that each of the directors, and all nominees for election as a director as set out in this proxy statement, meet the standards of independence under the Governance Guidelines and applicable NASDAQ Stock Market listing standards, including that each director and nominee for election as a director is free of any relationship that would interfere with his individual exercise of independent judgment. David Eggers and David Hassebrock also served as directors during part of the fiscal year ended September 30, 2007, and Mr. Eggers and Mr. Hassebrock also met the referenced independence standards.

Committees of the Directors.

Nominating Committee. The Directors established a nominating committee comprised of three Directors at the October 17, 2007 board meeting, and the members of the nominating committee from that time through the mailing of this proxy statement were James Hill, Kurt Olson and Richard Johnson. The nominating committee held one meeting during fiscal year 2008, through January 1, 2008. All of the members of the nominating committee attended at least 75% of those meetings. The nominating committee does not have a charter.

The general functions performed by the nominating committee are to:

•	Recommend nominees for election as a director for those director positions to be elected at each annual or special meeting of the members;

•	Identify and recommend candidates to fill any vacancy in a director position occurring between annual member meetings; and

•
Review and respond to any nominations for director which are submitted by any member or members, including pursuant to the director nomination process set forth in Section 4.3 of the Amended and Restated Operating Agreement of Lincolnway Energy.

The nominating committee reviews with the Directors the skills and characteristics that should be required of director nominees in the context of the current skill sets and characteristics of the existing directors and the circumstances of the business and operations of Lincolnway Energy at the time of the recommendation. The nominating committee attempts to determine the appropriate characteristics, skills and experiences for the Directors as a whole and for individual directors, with the objective of having an overall board with diverse backgrounds and experience in business and public service, and not necessarily only in the ethanol industry. The nominating committee considers the qualifications of individual director candidates with those thoughts in mind, and the characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to service as a director. In evaluating the suitability of director candidates, the nominating committee takes into account many factors, including the individual's general understanding of marketing, finance and other disciplines relevant to the success of a company of the size and type of Lincolnway Energy in the then existing industry and general business environment; the individual's understanding of Lincolnway Energy's business and operations; the individual's educational and professional background; and the individual's personal accomplishments. The nominating committee evaluates each individual in the context of the Directors as a whole, with the objective of recommending a group that may best help achieve success for Lincolnway Energy's business and represent member interests through the exercise of sound business judgment using the Directors' diversity of experience. In determining whether to recommend a director for re-election, the nominating committee also considers the director's past attendance at meetings and the director's participation in and contributions to the activities of the Directors. All nominees recommended by the nominating committee are subject to approval by the Directors.

The nominating committee will generally first look to the membership of Lincolnway Energy to identify possible director nominees. The nominating committee will consider and evaluate members for possible director nominees on its own, but will also consider any suggestions by other Directors or by any members. The nominating committee is not, however, required to only consider or to only nominate members as nominees for director, and the nominating committee is free to recommend any individual as a director nominee. Although Lincolnway Energy does not currently contemplate using any search firm or other outside parties to identify or evaluate or assist in identifying or evaluating director nominees, the nominating committee, with the approval of the Directors, may retain search firms or other outside parties and approve payment of fees to those firms or parties.

The nominating committee, with the unanimous approval of the Directors, has nominated three individuals for the three director positions that need to be filled at the Meeting. Those nominees, Brian Conrad, Timothy Fevold and Jeff Taylor, are incumbent directors who are standing for re-election.

The members of Lincolnway Energy have the ability to nominate individuals for election as a director by following the procedures set forth in Section 4.3 of the Amended and Restated Operating Agreement of Lincolnway Energy. Under Section 4.3, any member or members owning at least 5% of the outstanding Units may nominate an individual for election as a director by submitting a written nomination petition to Lincolnway Energy. The nomination petition must be on the form provided by Lincolnway Energy and must be received at the principal office of Lincolnway Energy no sooner than the October 1, but not later than the November 30, which precedes the annual meeting in question. The nominee must provide Lincolnway Energy with a signed nominee statement in a form provided by Lincolnway Energy. The nominee statement will include the agreement of the nominee to serve as a director if elected and to prepare, execute and file all reports and documents, and to provide Lincolnway Energy with all information, as may be necessary or appropriate in order for Lincolnway Energy to comply with the Securities Exchange Act of 1934 and all related rules and regulations. The nomination petition from the members and the nominee statement from the nominee may also require all other information and agreements and representations that are determined to be necessary or appropriate by the Directors or the President of Lincolnway Energy. A nominee properly nominated by the members in accordance with Section 4.3 of the Amended and Restated Operating Agreement will be included as a nominee for election as a director at the annual meeting in question. Any nomination petition or any nominee statement which is not fully completed and properly executed, or which is not received within the required time period or is not true or complete, may be rejected by Lincolnway Energy. A rejected nomination petition or nominee statement will be returned by Lincolnway Energy to the member or members submitting the nomination petition or to the nominee submitting the nominee statement, as the case may be.

The Directors have the right to determine the slate (if any) on which any nominee shall be placed for purposes of the vote of the members.

No individuals were nominated for election as a director at the Meeting by members pursuant to the nomination procedure set forth in Section 4.3 of the Amended and Restated Operating Agreement.

Section 4.3 of the Amended and Restated Operating Agreement also provides that the Directors may, pursuant to agreement with any person, permit the person to designate a nominee or nominees for election as a director. The only agreement as of the date of the mailing of this proxy statement which granted that right to another person was the Amended and Restated Grain Handling Agreement between Lincolnway Energy and Heart of Iowa Cooperative. Heart of Iowa Cooperative has designated Bob Finch as a nominee for director pursuant to the right granted to Heart of Iowa Cooperative under that agreement.

Audit Committee. Lincolnway Energy has an audit committee which is comprised of 4 of the Directors. The members of the audit committee during the fiscal year ended September 30, 2007 and through the date of the mailing of this proxy statement were Terry Wycoff, Timothy Fevold, Brian Conrad and James Hill. The audit committee held 4 meetings during fiscal year 2007. All of the members of the audit committee attended at least 75% of those meetings. The audit committee does not have a charter.

The general function performed by the audit committee is to assist the Directors in their oversight of the quality and integrity of the accounting, auditing and reporting practices of Lincolnway Energy. The audit committee's role includes overseeing the audit of Lincolnway Energy's financial statements and the work of Lincolnway Energy's internal accounting and financial reporting and internal auditing processes, and discussing with management Lincolnway Energy's processes to manage business and financial risk. The audit committee is responsible for the appointment, compensation, retention and oversight of the independent auditor engaged to prepare or issue audit reports on Lincolnway Energy's financial statements and internal control over financial reporting. The audit committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities.

The Directors have determined that Terry Wycoff is an audit committee financial expert, as that term is defined in the applicable regulations of the Securities and Exchange Commission. The Directors have also determined that Mr. Wycoff meets the standards of independence under the Governance Guidelines and applicable NASDAQ Stock Market listing standards, including that Mr. Wycoff is free of any relationship that would interfere with his individual exercise of independent judgment.

The report of the audit committee appears later in this proxy statement.

Compensation Committee. All of the Directors participated in the consideration and establishment of the compensation of the executive officers and the Directors for the fiscal year. The number of directors for Lincolnway Energy is nine, and the Directors believe that number is small enough such that the entire board could effectively act as the compensation committee for the fiscal year ended September 30, 2007. The Directors also believed full director participation in the compensation process was appropriate for the last fiscal year given the members' interest in that topic.

The general functions performed by the Directors in its role as the compensation committee are the following:

•	Establishing the annual goals and objectives of the chief executive officer;

•	Establishing the compensation of the Directors and of the chief executive officer;

•	Conducting and overseeing the performance evaluation of the executive officers of Lincolnway Energy;

•
Reviewing the chief executive officer's recommendations regarding the base salary and incentive compensation arrangement of the chief financial officer and the other key employees of Lincolnway Energy;

•	Adopting and overseeing the policies that govern Lincolnway Energy's compensation programs; and

•	Adopting and overseeing the administration of any equity-based compensation and other benefit plans.

The Directors have the authority to retain outside advisors or consultants to assist them in carrying out the duties and responsibilities of a compensation committee.

The report of the Directors in the role as the compensation committee appears later in this proxy statement.

Meetings of the Directors; Attendance of Member Annual Meetings.

The Directors held a total of 27 meetings (including regularly scheduled and special meetings) during the fiscal year ended September 30, 2007. During the fiscal year ended September 30, 2007, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Directors which were held during the period for which the director was a director, and (2) the total number of meetings held by any committees of the Directors on which the director served during the period that he served.

Lincolnway Energy does not have any formal policy with regard to directors' attendance at annual meetings of the members. Lincolnway Energy does, however, encourage all of its directors to attend the annual meeting of members, and all of the directors attended the last annual meeting of the members which was held on April 3, 2007.

Member Communications to the Directors.

A member desiring to send any communication to the Directors may do so in writing by either delivering the writing to Lincolnway Energy's principal office at 59511 W. Lincoln Highway, Nevada, Iowa 50201, or by mailing the writing to that address, in either case, to the attention of the President. Lincolnway Energy will provide a copy of each such writing to each director.

Executive Officers of Lincolnway Energy.

The officers of Lincolnway Energy are elected annually by the Directors at the annual meeting of the Directors, and hold office until the next annual meeting of the Directors and until their respective successors are elected. An officer may be removed by the Directors at any time, with or without cause, subject to any employment agreement between Lincolnway Energy and the officer. Lincolnway Energy did not, however, have any written employment agreements with any officer as of the date of the mailing of this proxy statement.

Some of the officers of Lincolnway Energy are identified above under "Directors Continuing In Office After The Meeting" and "Nominees of the Nominating Committee of the Directors".

The executive officers of Lincolnway Energy as of the date of the mailing of this proxy statement were Richard Brehm and Kim Supercynski, and the following paragraphs provide some information about Mr. Brehm and Ms. Supercynski.

Richard Brehm. Mr. Brehm joined Lincolnway Energy on May 17, 2005 as the General Manager and was appointed president and chief executive officer on July 13, 2005. He has served in various management positions in agriculture and ethanol production since 1995. Mr. Brehm served as Director of Operations for International Ingredient Corporation, St. Louis, Missouri, from September 1995 to January 2002. During that time, he was responsible for the construction and operation of a fuel ethanol plant at Cleburne, Texas as well as nine other manufacturing plants. International Ingredient Corporation is a manufacturer of food and feed specialty ingredients for feed, pet food, pharmaceutical and baking companies.

From June 2002 to December 2003, Mr. Brehm served as a broker-manager with Agri Management Services in Monticello, Iowa. During that time, Mr. Brehm obtained a Series III Commodity Brokers License and worked to provide companies and producers with grain marketing and procurement strategies.

In January 2004, Mr. Brehm became Director of Plant Operations at United Bio Energy, Wichita, Kansas, where he served as interim general manager at Platte Valley Fuel Ethanol, Central City, Nebraska between January 2004 and May 2004. He continued to work on numerous ethanol plant projects throughout the Midwest until United Bio Energy appointed him general manager of Big River Resources, West Burlington, Iowa from October 2004 to March 2005. During April 2005 and May 2005, United Bio Energy assigned Mr. Brehm to develop additional ethanol plants in Kansas and Nebraska. Mr. Brehm is 54.

Kim Supercynski. Ms. Supercynski has served as the chief financial officer of Lincolnway Energy since October 2005. She served as the corporate controller for Garst Seed Company, located in Slater, Iowa, from approximately February 1996 to October 2005. Her responsibilities in that capacity included overseeing the accounting department. Garst Seed Company is an affiliate of Syngenta, Inc., which is a large international company that sells, markets and produces agricultural seed. Ms. Supercynski is a certified public accountant and a certified treasury professional. Ms. Supercynski is 45.

Significant Employees.

Lincolnway Energy has three employees who Lincolnway Energy believes make a significant contribution to its business. Those employees are Larson Dunn, Kristine Strum and David Zimmerman. Lincolnway Energy does not have a written employment agreement with any of those employees.

Larson Dunn. Mr. Dunn has served as the plant manager for Lincolnway Energy since October 17, 2005. He was employed by Archer Daniels Midland at Peoria, Illinois, as a mill fermentation superintendent from January, 2003 until October, 2005. He was employed as a plant chemist at Williams Bioethanol in Pekin, Illinois, from September, 1998 to January, 2003. Williams Bioethanol operates a 150 million gallon ethanol plant located in Pekin, Illinois. Mr. Dunn is 52.

Kristine Strum. Ms. Strum has served as the controller for Lincolnway Energy since December 12, 2005. She was employed as a controller by Iowa Newspapers, Inc., in Ames, Iowa, from August, 1989 to December, 2005. Iowa Newspapers, Inc. is a newspaper publishing company. Ms. Strum is 42.

David Zimmerman. Mr. Zimmerman has been Lincolnway Energy's commodities manager since March 5, 2007. He was employed as a commodities analyst by RJ O'Brien and Associates in West Des Moines, Iowa, from March, 2004 to March, 2007. RJ O'Brien and Associates is a futures commission merchant. He was employed as a commodities merchant with Agri Grain Marketing/Cargill in West Des Moines, Iowa and Eddyville, Iowa, from August, 2002 to March, 2004. Agri Grain Marketing/Cargill operates a cash grain brokerage business. Mr. Zimmerman is 35.

Ron Gates served as Lincolnway Energy's commodities manager from August 1, 2005 until March 5, 2007. He assisted with the transition of the commodities manager position to Mr. Zimmerman. Mr. Gates was employed as a grain division manager by Heart of Iowa Cooperative in Roland, Iowa, from August, 1989 to January, 2005. Mr. Gates is 63.

COMPENSATION OF EXECUTIVES AND DIRECTORS

Compensation Discussion and Analysis.

The following discussion describes the material elements of Lincolnway Energy’s compensation program for its executive officers and a highly-compensated employee and the process followed in determining the compensation provided during the fiscal year ended September 30, 2007 for those persons whose compensation is disclosed in the Summary Compensation Table included herein (the “Compensation Table”). These persons consist of: (i) Richard Brehm, President and Chief Executive Officer; (ii) Kim Supercynski, Chief Financial Officer; and (iii) Larson Dunn, Plant Manager (these persons being referred to herein individually as an “Executive” and collectively as the “Executives”).

Components of Compensation Program. The compensation program for the Executives during the fiscal year consisted of the following components:

•
Base salary - each Executive received a base salary as reflected in the Compensation Table. The purpose of the base salary was to provide a secure base of cash compensation for the Executives. Base salary was paid in equal bi-weekly installments and was not contingent upon achieving any individual or company performance goals.

•
Incentive compensation - an incentive compensation plan was established for each Executive (an “Incentive Plan”) that provided the Executive with the opportunity to earn additional compensation. The purpose of the Incentive Plans was to reward the Executives with additional compensation based on individual and company-wide performance. Payouts under each Incentive Plan were determined by the degree to which the Executive was able to satisfy a set of performance factors designated in the plan. Some of these factors focused on company-wide performance and were common to all of the Executives, while other factors focused on performance of duties for which the particular Executive was responsible on an individual basis. The performance factors were weighted according to their relative significance with respect to each Executive’s performance. The Incentive Plan established for Mr. Brehm provided the opportunity to earn additional compensation of up to 25% of his base salary, with his performance to be evaluated at the end of the fiscal year. The Incentive Plans established for the two other Executives provided for evaluation of their performance on a semi-annual basis and gave them the opportunity to earn additional compensation as follows: (i) up to 25% of their base salary for the first six months of the fiscal year; and (ii) up to 25% of their base salary for the second six months of the fiscal year plus the amount of the incentive payment made to them for performance during the first semi-annual period. Compensation earned by the Executives under their respective Incentive Plans is reflected in the Compensation Table.

•
Profitability bonus - Mr. Brehm was entitled to receive a bonus equal to one-tenth of one percent (0.10%) of the profits earned by Lincolnway Energy during the fiscal year. The purpose of the profitability bonus was to provide Mr. Brehm with an incentive to achieve profitable operations. The amount of his profitability bonus is shown in the Compensation Table. This bonus was not part of the compensation arrangements for the other two Executives.

•
401(k) contributions - each of the Executives participated in the 401(k) Profit Sharing Plan sponsored by Lincolnway Energy (the “401(k) Plan”) and was entitled to receive employer contributions to their respective accounts. The purpose of the 401(k) Plan is to provide a vehicle for employees to accumulate retirement savings, funded in part through employer contributions. The 401(k) Plan is a defined contribution plan in which all employees of Lincolnway Energy are eligible to participate after meeting certain eligibility requirements. Once eligible, employees, including the Executives, are entitled to make contributions to the 401(k) Plan from their own salaries as well as to receive employer contributions made by Lincolnway Energy. Employer contributions made on behalf of the Executives are shown in the Compensation Table.

Compensation Objectives and Policies. The compensation program for the Executives is administered by the Directors and reviewed on an annual basis. The objective of the program is to provide a fair and competitive compensation package that will enable Lincolnway Energy to attract and retain talented executives who will be instrumental in achieving company goals for growth and profitability and in positioning Lincolnway Energy to compete in the rapidly expanding and evolving renewable fuels industry. The Directors believe that the compensation package must be competitive with financial arrangements provided to executive officers of other renewable fuels companies operating not only in Iowa, but throughout the midwestern United States. The compensation package as adopted by the Directors for fiscal year 2007 was designed to promote and reward both individual performance of the Executives and their collective performance as members of the management team. Compensation rewarding individual performance was reflected both through the base salary and through the Incentive Plan established for each Executive which provided additional compensation based, in part, on whether the Executive’s individual performance factors were achieved. Collective performance by the Executives as a management team was rewarded through the Incentive Plans by including company-wide performance goals related to corn conversion rates and targets for ethanol production and production costs. The Directors also recognized the critical role of Mr. Brehm as the chief executive of the organization and determined that a portion of his total compensation should be dependent on company profits and, consequently, established the profitability bonus as a motivation to achieve profitable operations. In establishing the foregoing compensation program, the Directors were guided by the policy that each Executive should be assured of receiving a fair base salary that is reflective of the Executive’s individual performance, experience and responsibilities within the organization, while at the same time providing opportunities to receive additional compensation that is contingent upon the Executive’s ability to achieve individual goals as well as to function as an effective member of the management team in accomplishing company-wide performance goals.

Compensation Process. Decisions concerning the compensation of the Executives are made by the Directors with the involvement of Mr. Brehm. The process for establishing compensation paid to the Executives during the 2007 fiscal year commenced with Mr. Brehm, who developed recommendations concerning the base salaries to be paid to the two Executives other than himself and the components of the Incentive Plans for all three Executives, including the amount of incentive compensation to be made available, the performance factors for each Executive and the relative weighting of those factors. These recommendations were then conveyed to the Directors who reviewed them and received Mr. Brehm’s input on his recommendations. Mr. Brehm did not provide any recommendation with respect to the amounts to be represented by the components of his compensation package, although he did provide input, based on his discussions with industry sources, as to a recommended amount of $250,000 for his aggregate compensation. Mr. Brehm and the Directors then engaged in discussions concerning the manner in which the total compensation figure should be allocated among his base salary, Incentive Plan and bonus based on profitability. Ultimately, the Board approved base salaries and Incentive Plans for all three Executives, as well as the profitability bonus for Mr. Brehm. As discussed below, the Directors were also involved in evaluating the performance of each Executive under his or her Incentive Plan.

Compensation Decisions for 2007.  The following discussion describes the manner in which each component of the compensation program for the Executives for fiscal year 2007 was established, including various factors considered in arriving at specific levels of compensation.

•
Base salary - the base salary paid to Mr. Brehm was established by the Directors after considering a number of factors, including Mr. Brehm’s performance as the chief executive of the organization, his level of responsibility within the organization and his experience in the industry. Also considered was a survey completed by the company’s compensation consultants, RSM McGladrey, Inc., that provided compensation information for executive officers of companies of a size similar to Lincolnway Energy based on revenues. The Directors did not engage in any ”benchmarking” or otherwise employ any specific formulas or objective process in establishing his base salary and the decision was ultimately a subjective determination by the Directors. Mr. Brehm’s recommendation with respect to the base salaries paid to the other two Executives, and the Directors’ approval thereof, was based on several factors and sources of information. Mr. Brehm formulated his recommendations by consulting an industry survey collecting compensation information from approximately ten ethanol producers, with wage information being provided for specific officer positions within the organizations. He also consulted several industry contacts, including contacts at other publicly-held ethanol companies, to obtain information concerning compensation paid to chief financial officers and plant managers. Finally, he considered the results of a wage survey prepared by the Iowa Workforce Development for relevant information. Based on this information, along with his assessment of performance by the Executives, he formulated recommendations to the Directors with respect to the base salaries. The Directors considered the recommendations, reviewed the information considered by Mr. Brehm and discussed the recommendations with Mr. Brehm and approved the base salaries. Neither Mr. Brehm nor the Directors engaged in any “benchmarking” or use of specific formulas or other objective processes in establishing the base salaries and, ultimately, decisions with respect to the base salaries was a subjective determination of the Directors.

•
Incentive Plans - the Incentive Plan for each Executive was developed primarily by Mr. Brehm who determined the components of each plan and recommended them to the Directors for approval. As noted above, the Incentive Plans were designed to provide additional compensation based on an Executive’s performance of individual goals as well as acting as a member of the management team with respect to company-wide goals. In establishing the Incentive Plan for each Executive, a set of performance factors were developed reflecting individual and company-wide goals, as follows:

o
Individual goals - performance factors specific to the duties of each Executive were established. Generally, these factors related to duties that were viewed by the Directors as being the most critical to a successful job performance by the Executive. For example, individual performance factors included: (i) for the Chief Executive Officer, management skills and ability to direct the organization, preparation and presentation of material at Director meetings, financial analysis skills and dealing with investor relations issues; (ii) for the Chief Financial Officer, accuracy of financial reporting, timely submission of financial information to the Securities and Exchange Commission and the Directors and avoidance of areas of concern in the annual audit report; and (iii) for the Plant Manager, achieving below budget results for ingredient costs per gallon, maintenance and operation man hours and producing ethanol with minimal rejected loads. Additional performance factors were included in the Incentive Plan for the Chief Executive Officer related to his leadership in pursuing expansion plans and promoting worker safety.

o
Company-wide goals - performance factors focusing on measures of company performance were established and included in the Incentive Plan for each Executive. These factors, selected because they represented the most important measures of company operations, consisted of the rate of conversion of corn into ethanol and the total number of gallons of ethanol produced. The Incentive Plan for the Plant Manager also included a performance factor related to the costs of production of ethanol on a per-gallon basis. Minimum and maximum performance tiers were then established for each of the production goals in the Incentive Plans for the Chief Financial Officer and the Plant Manager, such that additional compensation would be earned upon reaching the minimum level, and increase as performance increased, until reaching a designated maximum level of performance. The company-wide production goals contained in the Incentive Plan for the Chief Executive Officer were not, however, subject to the minimum and maximum performance tiers, as the Chief Executive Officer’s performance relative to these goals was evaluated on a subjective basis by the Directors as discussed below. The performance tiers in the Incentive Plans for the Chief Financial Officer and Plant Manager were selected as representing levels of performance which would generate company profits sufficient to merit the payment of additional compensation to those Executives.

o
Weighting of factors - the performance factors selected for each Incentive Plan were weighted according to their relative importance in determining whether the Executives should receive additional compensation. Generally, the company-wide production factors, taken together, were accorded the highest weight, with the individual performance goals being assigned lower weights.

o
Mid-year adjustment - the Directors reviewed the Incentive Plans for the Chief Financial Officer and the Plant Manager during June, 2007 to determine whether any adjustments were necessary based on an additional six months of operating experience. When the Incentive Plans were originally established, operations had been underway for a relatively short period of time. Given the additional six months of operations, the Directors thought it appropriate to adjust the Incentive Plans to better reflect the goals established for the Executives. These adjustments resulted in a new set of performance factors and weighting being established for the Chief Financial Officer and the Plant Manager for the second six-month period of the fiscal year. No changes were made to the Incentive Plan for the Chief Executive Officer.

The performance of the Executives (other than Mr. Brehm) was evaluated by Mr. Brehm on a semi-annual basis. Based on this evaluation, the incentive compensation payments were calculated for the period and presented to the Directors for review and approval. Certain of the performance factors, particularly those related to company-wide performance, were evaluated on an objective basis and additional compensation was awarded based on the performance tiers or other objective measures. The remaining performance factors, which consisted primarily of individual goals, were evaluated on a subjective basis and additional compensation was awarded based on the degree to which the Executive was determined to have satisfied the goal. Ms. Supercynski and Mr. Dunn received incentive compensation payments based on their performance as noted in the Compensation Table. Evaluation of Mr. Brehm’s performance under his Incentive Plan was determined by the Directors at year end. Under this approach, each Director individually evaluated Mr. Brehm’s performance against the performance factors established under his Incentive Plan and an averaging process was used to determine the degree to which each factor had been satisfied. On the whole, the evaluation approach for Mr. Brehm was more of a subjective determination by the Directors as opposed to the more objective approach used for evaluating a number of the performance factors established under the Incentive Plans for Ms. Supercynski and Mr. Dunn. Based on the review conducted for Mr. Brehm by the Directors, an incentive compensation payment was awarded to him as reflected in the Compensation Table.

•
Profitability bonus - the profitability bonus established for Mr. Brehm was determined by the Directors based on their strong desire that a material portion of his total compensation package be dependent upon Lincolnway Energy achieving profitable operations. As the Chief Executive Officer, the Directors believed that Mr. Brehm would have the most direct impact on whether profits were achieved and, accordingly, that a material portion of his compensation should be earned or lost based upon his ability to lead the organization to profitable results. The amount of the profitability bonus was negotiated between Mr. Brehm and the Directors and was based on the budgeted net income for the fiscal year and a determination by the Directors that one-tenth of one percent (0.10%) of budgeted net income represented a material portion of his total compensation package that should be dependent upon company profits.

•
401(k) Plan - in addition to the standard three percent (3%) employer contribution made to the 401(k) Plan for the benefit of all eligible employees (including the Executives), the Directors determined to make a discretionary employer contribution equal to three percent (3%) of base salary for all eligible employees (including Ms. Supercynski and Mr. Dunn). The basis for the discretionary employer contribution was a determination by the Directors that the employees should receive a share of the profits generated during the fiscal year. This discretionary contribution was not, however, made for the benefit of Mr. Brehm, as the Directors decided that his profitability bonus had already provided him with an adequate share of profits for the year.

Summary Compensation Table for Fiscal Year 2007.

The following table sets forth information concerning all forms of compensation paid to or earned by the following Executives during Lincolnway Energy’s fiscal year ended September 30, 2007: (i) Richard Brehm, in his capacity as the principal executive officer of Lincolnway Energy; (ii) Kim Supercynski, in her capacity as principal financial officer of Lincolnway Energy; and (iii) Larson Dunn, as the most highly-compensated employee of Lincolnway Energy (other than the principal executive officer and principal financial officer) whose compensation must be disclosed.

Name and Principal Position	Year[1]	Salary[2] ($)	Bonus[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	All Other Compensation[5] ($)	Total[6] ($)

Richard Brehm President & Chief Executive Officer (Principal Executive Officer)	2007	$187,640	$19,955	$15,115	$4,454	$227,164

Kim Supercynski Chief Financial Officer (Principal Financial Officer)	2007	$97,912	---	$22,505	$6,612	$127,029

Larson Dunn Plant Manager	2007	$106,389	---	$23,325	$7,084	$136,798

NOTES:

1.	Amounts shown in this table reflect compensation paid to or earned by the Executive during the fiscal year ended September 30, 2007.

2.	Amounts reported in this column represent the base salary paid to each Executive.

3.
The amount reported in this column represents a bonus paid to Mr. Brehm based on Lincolnway Energy’s profits for the fiscal year. Under his employment arrangement, Mr. Brehm was entitled to receive an amount equal to one-tenth of one percent (0.10%) of Lincolnway Energy’s net income for the fiscal year ($19,955,366) as a bonus payment.

4.	Amounts reported in this column represent incentive payments paid to or earned by each Executive during the fiscal year under the terms of their respective Incentive Plans.

5.
Amounts reported in this column represent contributions made by Lincolnway Energy to its 401(k) Plan for the account of each Executive. All employees participating in the Plan, including the Executives, received an employer contribution equal to 3% of their base salary for the fiscal year. In addition, Ms. Supercynski and Mr. Dunn received a discretionary contribution approved by the Directors in an amount equal to 3% of base salary (which discretionary contribution was also made at the same rate for all other employees of Lincolnway Energy eligible to participate in the 401(k) Plan during the fiscal year). Mr. Brehm, however, did not receive the discretionary contribution to his Plan account, as the Directors determined that his receipt of the profitability bonus was a sufficient participation in profits for the year.

6.	Amounts reported in this column represent total compensation paid to or earned by each Executive during the fiscal year.

Grants of Plan-Based Awards Table for Fiscal Year 2007.

The following table sets forth information concerning the incentive compensation potentially available to the Executives during the fiscal year ended September 30, 2007 under their respective Incentive Plans. The notes following the table indicate the amount of incentive compensation that was actually paid to or earned by each Executive during the fiscal year.

Name	Maximum Payout Under Incentive Plan Awards[1]
Richard Brehm	$46,250[2]
Kim Supercynski	$27,083[3]
Larson Dunn	$29,273[4]

NOTES:

1.
Amounts in this column represent the maximum amount of incentive compensation that the Executive was eligible to earn during the fiscal year under his or her Incentive Plan. For Mr. Brehm, this maximum amount was equal to 25% of base salary for the fiscal year. For Ms. Supercynski and Mr. Dunn, this maximum amount was equal to: (i) 25% of base salary paid during the first six months of the fiscal year; and (ii) 25% of base salary paid during the second six months of the fiscal year plus the amount of the incentive payment received under their respective Incentive Plans for the first semi-annual period. The amount of incentive compensation actually earned by an Executive was determined by the extent to which the Executive satisfied the performance factors designated in his or her plan. Payments could range from no payment whatsoever (if none of the performance objectives were satisfied to any extent) to the full amount noted in the table above (if the performance objectives are all satisfied to the maximum extent). The Incentive Plans do not designate amounts of incentive compensation to be paid upon levels of “threshold” or “targeted” performance.

2.	Mr. Brehm earned $15,115 of his available incentive compensation for the fiscal year.

3.	Ms. Supercynski earned $22,505 of her available incentive compensation for the fiscal year.

4.	Mr. Dunn earned $23,325 of his available incentive compensation for the fiscal year.

Director Compensation Table for Fiscal Year 2007.

Compensation paid to the Directors of Lincolnway Energy is reviewed and determined by the Directors. The following table provides information concerning all compensation paid to the Directors during the fiscal year ended September 30, 2007 for services as a Director and for services as an officer of Lincolnway Energy with respect to those Directors who were also elected to serve as officers.

Name	Fees Earned or Paid in Cash[1,2] ($)
William Couser	$26,200[3]
Timothy Fevold	$20,850[4]
Jeff Taylor	$20,850[4]
Terrill Wycoff	$20,850[4]
Brian Conrad	$15,000
James Hill	$15,000
Rick Vaughan	$15,000
David Eggers	$12,000[5]
David Hassebrock	$12,000[5]
Richard Johnson	$ 3,000[6]
Kurt Olson	$ 3,000[6]

NOTES:

1.	Amounts shown in this table reflect compensation paid to persons serving as Directors of Lincolnway Energy at any time during the fiscal year ended September 30, 2007.

2.
Fees for service as a Director were paid at the rate of $1,000 per month for the first six months of the fiscal year (October, 2006 through March, 2007) and at the rate of $1,500 per month for the final six months of the fiscal year (April, 2007 through September, 2007). A Director serving throughout the fiscal year received $15,000 in fees.

3.
Includes fees of $11,200 for serving as Chairman of Lincolnway Energy paid at the rate of $1,666.67 per month for the first six months of the fiscal year (October, 2006 through March, 2007) and at the rate of $200 per month for the final six months of the fiscal year (April, 2007 through September, 2007).

4.
Includes fees of $5,850 for servicing as an officer of Lincolnway Energy paid at the rate of $875 per month for the first six months of the fiscal year (October, 2006 through March, 2007) and the rate of $100 per month for the final six months of the fiscal year (April, 2007 through September, 2007). During the fiscal year, Mr. Taylor, Mr. Fevold and Mr. Wycoff served as Vice Chairman, Secretary and Treasurer, respectively, of Lincolnway Energy.

5.	Consists of fees paid for serving as a Director during the first ten months of the fiscal year at the rates indicated in Note 1 above.

6.	Consists of fees paid for serving as a Director during August and September, 2007 at the rate indicated in Note 1 above.

Employment Agreements and Termination of Employment and Change in Control Arrangements.

As of the date of the mailing of this proxy statement, Lincolnway Energy did not have any written employment agreement with Mr. Brehm or any other officer.

As of the date of the mailing of this proxy statement, Lincolnway Energy did not have any compensatory plan or arrangement with any employee which results or will result in payments to the employee from the resignation, retirement or other termination of the employee's employment with Lincolnway Energy or from a change in control of Lincolnway Energy or a change in the employee's responsibilities following a change in control of Lincolnway Energy.

Compensation Committee Interlocks and Insider Participation.

All of the Directors participated in the consideration and establishment of the compensation of the Executives Officers and the Directors for the fiscal year ended September 30, 2007. William Couser is also the chairman of Lincolnway Energy, and Jeff Taylor is the vice chairman, Terry Wycoff is the treasurer and Tim Fevold is the secretary.

RATIFICATION OF INDEPENDENT AUDITOR

The Directors and the audit committee have selected McGladrey & Pullen, LLP as Lincolnway Energy's independent auditor for the fiscal year ending September 30, 2008, and the Directors are asking the members to ratify that selection. McGladrey & Pullen, LLP has served as Lincolnway Energy's independent auditor since October 2005. Although the engagement, retention and supervision of Lincolnway Energy's independent auditor is within the authority of the Directors and the audit committee, the Directors consider the selection of the independent auditor to be an important matter of member concern and are submitting the selection of McGladrey & Pullen, LLP for ratification by the members as a matter of good corporate practice.

If a quorum is present at the Meeting, the affirmative vote of the members holding at least a majority of the Units represented at the Meeting (in person or by proxy or ballot) will be required for the ratification of the selection of McGladrey & Pullen, LLP as Lincolnway Energy's independent auditor for the fiscal year ending September 30, 2008. The Directors recommend a vote for the proposal.

One or more representatives of McGladrey & Pullen, LLP are expected to be present at the Meeting and will have the opportunity to make a statement at the Meeting, if they desire to do so, and are also expected to be available to respond to appropriate questions.

DISCLOSURE OF INDEPENDENT AUDITOR FEES

The following table presents fees for professional services rendered by McGladrey & Pullen, LLP for the audit of Lincolnway Energy's annual financial statements for the fiscal years ended September 30, 2006 and 2007 and fees billed for other services rendered by McGladrey & Pullen, LLP and its affiliate RSM McGladrey, Inc. during those periods:

	Year Ended September 30,
	2006	2007
Audit Fees	$93,000	$85,950
Tax Fees	$17,000	$17,000
All Other Fees	$38,128	$21,987
Total	$148,128	$124,937

Audit Fees. The audit fees were incurred for the audit by McGladrey & Pullen, LLP of Lincolnway Energy's annual financial statements and review of the financial statements included in Lincolnway Energy's quarterly reports on Form 10-Q or services that are normally provided by McGladrey & Pullen, LLP in connection with statutory and regulatory filings or engagements for the fiscal years ended September 30, 2006 and 2007.

Tax Fees. The tax fees were billed for services rendered by RSM McGladrey, Inc. for tax compliance, tax advice and tax planning. The nature of the services comprising the tax fees was for year end tax preparation of the partnership return and associated K-1's.

All Other Fees. The all other fees were billed to Lincolnway Energy for products and services provided by RSM McGladrey, Inc which are not included under audit fees or tax fees. The nature of the products and services comprising the all other fees for 2006 and 2007 was a cost segregation study, director and officer compensation review and consultations regarding Sarbanes Oxley 404 implementation.

Each specific engagement of McGladrey & Pullen, LLP and its affiliate RSM McGladrey, Inc is approved by the Directors. None of the services included within tax fees or all other fees were approved by the audit committee of Lincolnway Energy pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

The percentage of hours expended on McGladrey & Pullen, LLP's engagement to audit Lincolnway Energy's financial statements for the fiscal year ended September 30, 2007 that were attributed to work performed by persons other than McGladrey & Pullen, LLP's full time, permanent employees did not exceed 50%.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Units as of January 1, 2008 by the following individuals:

•	Lincolnway Energy's directors;
•	Lincolnway Energy's president, chief financial officer and plant manager;
•	Each nominee for election as a director at the Meeting; and
•	Lincolnway Energy's directors and its president, chief financial officer and plant manager as a group.

Three of the nominees for the three director positions which are to be filled at the Meeting are incumbent directors, and are Jeff Taylor, Timothy Fevold and Brian Conrad. The listed individuals are not separately designated as nominees for election as a director in the following table.

Lincolnway Energy had 42,049 outstanding Units on January 1, 2008.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Class
William Couser,	413[2]	.98%
Director and Chairman

Jeff Taylor,	450[3,4]	1.07%
Director and Vice Chairman

Timothy Fevold,	101.24%
Director and Secretary

Terrill Wycoff,	225.54%
Director and Treasurer

Brian Conrad,	553[3]	1.32%
Director

Rick Vaughan,	-0-	0%
Director

James Hill,	250.59%
Director

Richard Johnson,	42.10%
Director

Kurt Olson,	200[3]	.48%
Director

Bob Finch, nominee for Director	25.06%

Richard Brehm,	-0-	0%
President and Chief Executive Officer

Kim Supercynski,	25[5]	.06%
Chief Financial Officer

Larson Dunn, Plant Manager	-0-	0%

All directors and the president, chief financial officer and plant manager as a group	2,284	5.4%

NOTES:

1.	Unless otherwise indicated by a footnote, all of the Units are directly owned by the listed individual or jointly owned with their spouse and are not pledged as security by the listed individual.

2.	One hundred of the Units are pledged as security by the listed individual.

3.	All of the Units are pledged as security by the listed individual.

4.	Fifty of the Units are held by a trust for which Jeff Taylor serves as one of the trustees.

5.	All of the Units are owned by the spouse of the listed individual.

To Lincolnway Energy's knowledge, as of mailing of this proxy statement:

•
No person or group was the beneficial owner of more than 5% of the outstanding Units, and no person or group held more than 5% of the outstanding Units pursuant to any voting trust or similar agreement, and

•	There were no arrangements, including any pledge of Units by any person, the operation of which may at a subsequent date result in a change in control of Lincolnway Energy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

David Zimmerman was employed as Lincolnway Energy's commodities manager on March 5, 2007, and Lincolnway Energy believes Mr. Zimmerman is a significant employee of Lincolnway Energy. Mr. Zimmerman should have filed a Form 3 with the Securities and Exchange Commission by March 15, 2007, but Mr. Zimmerman inadvertently did not file a Form 3 until November 27, 2007. Mr. Zimmerman does not own any Units.

Ron Gates was Lincolnway Energy's commodities manager until March 5, 2007, and was a significant employee of Lincolnway Energy until that time. Mr. Gates transferred 10 Units by gift to a related party on June 30, 2007, and should have filed a Form 4 with respect to that transaction by July 3, 2007. Mr. Gates inadvertently did not file the Form 4 until November 27, 2007. As indicated, the Form 4 reflected a gift of 10 Units by Mr. Gates to a related party.

AUDIT COMMITTEE REPORT

The Directors have the ultimate authority for effective corporate governance, including the role of oversight of the management of Lincolnway Energy. The audit committee's purpose is to assist the Directors in fulfilling their responsibilities by overseeing the accounting and financial reporting processes of Lincolnway Energy, the audits of Lincolnway Energy's financial statements, the qualifications and performance of the independent registered public accounting firm engaged as Lincolnway Energy's independent auditor, and the performance of Lincolnway Energy's internal accounting, financial reporting and auditing processes.

The audit committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Lincolnway Energy's financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of Lincolnway Energy's system of internal control. Lincolnway Energy's independent auditor, McGladrey & Pullen, LLP, is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The audit committee has reviewed and discussed Lincolnway Energy's audited financial statements and related footnotes for the fiscal year ended September 30, 2007, and the independent auditor's report on those financial statements, with Lincolnway Energy's management and McGladrey & Pullen, LLP. Management represented to the audit committee that Lincolnway Energy's financial statements were prepared in accordance with generally accepted accounting principles.

The audit committee has discussed with McGladrey & Pullen, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has also received the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with McGladrey & Pullen, LLP that firm's independence.

Based on the review and discussions referred to above, the audit committee recommended to the Directors that the audited financial statements be included in Lincolnway Energy's Annual Report on Form 10-K for the fiscal year ended September 30, 2007 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Terry Wycoff (Chair)
Timothy Fevold
Brian Conrad
James Hill

COMPENSATION COMMITTEE REPORT

The Directors as a whole performed the functions of a compensation committee for Lincolnway Energy during the fiscal year ended September 30, 2007.

The Directors have reviewed and discussed the compensation discussion and analysis set forth above in the "Compensation Of Officers And Directors" section of this proxy statement with management, and based on that review and discussion determined that the compensation discussion and analysis be included in this proxy statement.

William Couser	James Hill	Richard Johnson
Timothy Fevold	Brian Conrad	Kurt Olson
Terry Wycoff	Rick Vaughn	Jeff Taylor

MEMBER PROPOSALS FOR 2009 ANNUAL MEETING

Lincolnway Energy currently anticipates holding the annual meeting for 2009 in February, March or April of 2009.

In order for a proposal of any member pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 to be presented for inclusion in Lincolnway Energy's proxy materials for the annual meeting of members to be held in 2009, the proposal must have been received at Lincolnway Energy's principal executive office by no later than the close of business on September 30, 2008. Any proposal will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of member proposals in Lincolnway Energy's proxy materials. As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included in Lincolnway Energy's proxy materials.

Any member proposal, other than with respect to a nominee for election as a director, which is submitted outside the processes of Rule 14a-8 shall be considered untimely unless received at Lincolnway Energy's principal executive office by no later than December 31, 2008.

Under Section 4.3 of the Amended and Restated Operating Agreement of Lincolnway Energy, any member or members owning at least five percent of the outstanding Units may nominate an individual for election as a director at an annual meeting only if a fully completed and signed written nomination petition is received at the principal office of Lincolnway Energy no sooner than the October 1, but not later than the November 30, which precedes the annual meeting in question. The nomination petition must be on a form provided by Lincolnway Energy. The nominee must provide Lincolnway Energy with the nominees statement contemplated by Section 4.3 of the Amended and Restated Operating Agreement.

A member who wishes to submit a proposal or nomination petition is encouraged to seek independent counsel about the requirements of the Securities and Exchange Commission and under the Amended and Restated Operating Agreement of Lincolnway Energy. Lincolnway Energy will not consider any proposal or nomination petition that does not meet the requirements of the Securities and Exchange Commission and the requirements of the Amended and Restated Operating Agreement of Lincolnway Energy.

All proposals and nomination petitions should be directed to Lincolnway Energy's principal executive office located at 59511 W. Lincoln Highway, Nevada, Iowa, to the attention of Lincolnway Energy's secretary. Lincolnway Energy suggests that proposals and nomination petitions be sent by certified mail, return receipt requested, or by another means which permits proof of the date of delivery.

OTHER MATTERS

The Directors do not intend to bring any other business before the Meeting, and no member proposals will be able to be made or acted upon at the Meeting, so the only member action to be acted upon at the Meeting will be the vote on the election of three directors and the ratification of the selection of Lincolnway Energy's independent auditors as described and provided in this proxy statement.

By order of the Directors,

/s/ Timothy Fevold
Timothy Fevold, Secretary

Nevada, Iowa
January 18, 2008

LINCOLNWAY ENERGY, LLC
BALLOT
Annual Meeting of Members
February 18, 2008

This Ballot is provided to you as a member of Lincolnway Energy, LLC. The units held by you will be voted in accordance with your specifications provided on this Ballot if this Ballot is properly completed and timely returned to Lincolnway Energy, LLC. You must complete, date and sign this Ballot. You can deliver this Ballot in person at the annual meeting. You can also deliver this Ballot to the principal office of Lincolnway Energy, LLC in person or by mail. In either case, the Ballot must be received by Lincolnway Energy, LLC by no later than 3:00 p.m. on February 18, 2008 in order to be valid and counted. If you return this Ballot to Lincolnway Energy, LLC and attend the annual meeting and want to change your vote, you may do so if you notify the chairperson or the secretary of the annual meeting at any time before the vote of the members is taken at the annual meeting. You will then be provided with another ballot to complete and deliver at the annual meeting. This Ballot is being given by you for the annual meeting and for any postponements or adjournments of the annual meeting.

This Ballot is solicited on behalf of the Directors of Lincolnway Energy, LLC.

Election of Directors

There are three director positions to be filled, and there are four nominees to fill those three positions. You cannot vote for more than three of the nominees. If you do, your vote on the election of directors will not be counted, and you will be deemed to have withheld voting for any of the nominees. You can vote for less than three nominees. In that case, your vote for the nominee or two nominees designated by you will be counted, and you will be deemed to have withheld voting for all of the other nominees. If you do not vote for any of the nominees, you will be deemed to have withheld voting for any of the nominees. You will in each case still be deemed present for purposes of establishing a quorum for the annual meeting.

I hereby vote FOR the following nominees for director (TO VOTE FOR A NOMINEE PLACE AN "X" IN THE BOX NEXT TO THE NAME OF THE NOMINEE)

☐ Brian Conrad	☐ Bob Finch

☐ Timothy Fevold	☐ Jeff Taylor

Ratification of Selection of Auditors

I hereby vote as follows with respect to the selection of McGladrey & Pullen, LLP to act as independent auditors for Lincolnway Energy, LLC for the fiscal year ending September 30, 2008. (PLACE AN "X" IN THE BOX WHICH SETS OUT HOW YOU WANT TO VOTE ON THIS MATTER)

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

A member abstaining will be counted for quorum purposes, but the units of the member will not be counted as votes cast for or against the vote on the ratification of the selection of auditors.

Dated: __________________, 2008.

[SIGNATURE BLOCK FOR INDIVIDUALS OR JOINT—BOTH parties must sign]	[SIGNATURE BLOCK FOR ENTITY] (Corporation, Partnership, Trust, IRA)

______________________________ (Signature 1)	______________________________ (PRINTED Entity Name)

Printed Name 1: ______________________________	By: ______________________________
(Authorized Signature)
______________________________ (Signature 2)	Printed Authorized Name: ______________________________
Printed Name 2: ______________________________	Title: ______________________________